                                                                       EXHIBIT V
                                                                       ---------


                               FORM OF GUARANTY
                               ----------------

          THIS GUARANTY dated as of _____________ is by ________________________
(the "Guarantor"), in favor of Healthcare Realty Trust Incorporated, a Maryland real estate investment trust (the "Lender").

                                   RECITALS:
                                   --------

          A. Prime Group VI, L.P., an Illinois limited partnership (the "Borrower"), has entered into a Credit Agreement dated as of the date hereof (as at any time amended, restated, modified or supplemented, the "Credit Agreement"), with the Lender, pursuant to which the Lender has agreed to make a certain Loan (as defined in the Credit Agreement) to the Borrower.

          B.   The Guarantor is a partner of the Borrower.

          C. The Guarantor is to receive Brookdale Shares (as defined in the Credit Agreement) in connection with the Stock Offering (as defined in the Credit Agreement) and the Borrower's obtaining of the Loan is a condition precedent to the consummation of the Stock Offering.

          D. The Guarantor will derive economic benefits from the making of the Loan to the Borrower by the Lender.

          E. In connection with the making of the Loan under the Credit Agreement, and as a condition precedent thereto, the Lender is requiring that the Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lender to provide the Loan under the Credit Agreement, it is agreed as follows:

          SECTION 1.     DEFINITIONS.  Capitalized terms used herein shall have
                         -----------
the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

          SECTION 2.     GUARANTY.
                         --------

          2.1  Guaranty.  The Guarantor hereby guarantees to the Lender, and its
               --------
successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by the Lender to, and the Note held by the Lender of, the Borrower and all other amounts from time to time owing to the Lender by the Borrower under the Credit Agreement, the Note and any of the other Basic Documents (such obligations being herein collectively referred to as, the "Guaranteed Obligations"). The Guarantor hereby further agrees that, if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.2  Obligations Unconditional.  The obligations of the Guarantor
               -------------------------
under Section 2.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Note or any other Basic Document, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor under this Guaranty:

               (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) the performance (other than full performance or payment of the Guaranteed Obligations) or non-performance of any of the acts mentioned in any of the provisions of the Credit Agreement or the Note or any other agreement or instrument referred to herein or therein;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under this Guaranty or any other guarantee of, or security for, any of the Guaranteed Obligations. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses, of any kind, against the Lender. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses.

          2.3  Reinstatement.  The obligations of the Guarantor under this
               -------------
Guaranty shall be automatically reinstated if and to the extent that, for any reason, any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) actually incurred by the Lender in connection with such rescission or restoration.

          2.4  Subrogation.  The Guarantor hereby agrees that until the payment
               -----------
and satisfaction in full of all Guaranteed Obligations, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee hereunder, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          2.5  Remedies.  The Guarantor agrees that, as between the Guarantor
               --------
and the Lender, the obligations of the Borrower under the Credit Agreement and the Note may be declared to be forthwith due and payable as provided in Section 7 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7) for purposes of
Section 2.1 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of said Section
2.1. If the Lender shall bring an action to enforce this Guaranty, the prevailing party in such action shall be entitled to recover reasonable out-of-pocket costs and attorney fees incurred in such action, including but not limited to costs and fees incurred in connection with any provisional remedies, appeal, confirmation or execution after judgment.

          2.6  Continuing Guarantee.  The guarantee provided in this Guaranty is
               --------------------
a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          2.7  Corporate  Existence. Guarantor (i) is a corporation duly
               --------------------
organized, validly existing and in good standing under the laws of the state of its organization; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure so to qualify or to be in good standing would not have a materially adverse effect on (A) the business, operations, prospects or financial condition of the Guarantor, (B) Guarantor's ability to pay the Guaranteed Obligations in accordance with the terms hereof, or (C) the Collateral (as defined in the Pledge and Security Agreement referred to in Section 2.13 hereof), Lender's Liens on the Collateral or the priority of any such Lien) and (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted.

          2.8  Executive Offices.  Guarantor's executive office and principal
               -----------------
place of business are the same as set forth in Section 3.4 hereof (with respect to notices).

          2.9  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
execution, delivery and performance of this Guaranty by the Guarantor are within Guarantor's corporate powers, have been duly authorized by all necessary or proper corporate action, are not in contravention of any provision of Guarantor's articles of incorporation or by-laws, will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which the Guarantor is subject or by which the Guarantor is bound, will not conflict with or result in the breach of, or constitute a default under, any material indenture, mortgage, deed of trust, lease, agreement or other material instrument to which the Guarantor is a party or by which the Guarantor or any of its property is bound, will not result in the creation or imposition of any Lien upon any of the property of the Guarantor. This Guaranty has been duly executed and delivered on behalf of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equity principles.

          2.10 Litigation.  There is no legal or arbitral proceeding by or
               ----------
before any Governmental Authority, now pending or (to the knowledge of the Guarantor) threatened, against the Guarantor with respect to which an order adverse to the Guarantor is reasonably likely and which, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Guarantor.

          2.11 Approvals.  No authorizations, approvals or consents of, and no
               ---------
filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Guarantor of the Basic Documents to which the Guarantor is a party or for the validity or enforceability thereof, except for Uniform Commercial Code filings in respect of the Liens created pursuant to the Guarantor's Security Documents.

          2.12 Taxes.  The Guarantor has filed all United States Federal income
               -----
tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns.

          2.13 Solvency.  After giving effect to the Loan, the disbursement of
               --------
the proceeds of the Loan in accordance with Section 6.8 of the Credit Agreement and the other transactions contemplated by the Stock Offering and the Basic Documents to occur on the date hereof, the Guarantor is Solvent on the date hereof.

          2.14 Information.  The Guarantor shall deliver to the Lender from time
               -----------
to time such information regarding the business, affairs or financial condition of the Guarantor as the Lender may reasonably request.

          2.15 Notice of Litigation.  The Guarantor will promptly give to the
               --------------------
Lender notice of all legal or arbitral proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings, affecting the Guarantor, except proceedings which are not reasonably likely to be determined adversely to the Guarantor or which, if determined adversely to the Guarantor, could not reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Guarantor.

          2.16 Maintenance of Corporate Existence.  The Guarantor will preserve
               ----------------------------------
and maintain its existence.

          2.17 Modifications of Brookdale Documents.  The Guarantor will not
               ------------------------------------
send any notice under, or request, or consent to, any modification, supplement or waiver of any of the provisions of the Brookdale Documents in a manner which adversely affects the interests of the Borrower or the Lender without the prior written consent of the Lender.

          2.18 Benefit of Guaranty.  The provisions of this Guaranty are for the
               -------------------
benefit of the Lender and its successors and assigns, and nothing herein contained shall impair, as between the Borrower and the Lender, the obligations of Borrower under the Basic Documents.

          2.19 Further Assurances.  The Guarantor agrees, upon the written
               ------------------
request of the Lender, to execute and deliver to the Lender, from time to time, any additional instruments or documents reasonably considered necessary by the Lender to cause this Guaranty to remain valid and effective in accordance with its terms.

          2.20 Payments Free And Clear Of Taxes.  All payments required to be
               --------------------------------
made by the Guarantor hereunder shall be made to the Lender, free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges, excluding such income and franchise taxes of the United States and any political subdivision thereof which would otherwise have been payable by Lender if Borrower had paid the Guaranteed Obligations to Lender in accordance with the terms of the Basic Documents.

          2.21 Secured Guarantee.  The guarantee provided in this Guaranty and
               -----------------
the performance of the Guarantor's obligations hereunder are secured by the Guarantor's pledge of, and grant of security interest in, the Collateral (as defined in the Pledge and Security Agreement) pursuant to that certain Pledge and Security Agreement dated as of the date hereof between the Guarantor and the Lender (the "Pledge and Security Agreement").

          SECTION 3.     MISCELLANEOUS.
                         -------------

          3.1  Entire Agreement; Amendments.  This Guaranty, together with the
               ----------------------------
other Basic Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loan under the Basic Documents and/or the Guaranteed Obligations and may not be amended or supplemented except by a writing signed by the Guarantor and the Lender.

          3.2  Headings.  The headings in this Guaranty are for convenience of
               --------
reference only and are not part of the substance of this Guaranty.

          3.3  Severability.  In the event that any one or more of the
               ------------
provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

          3.4  Notices.  All notices and other communications provided for
               -------
herein (including, without limitation, any modifications of, or waivers or consents under, this Guaranty) shall be given or made by telecopy, or in writing and telecopied (with confirmation), mailed, sent by overnight courier or delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier (with confirmation of receipt), or personally delivered or, in the case of a mailed or couriered notice, upon receipt, in each case given or addressed as aforesaid. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

          If to the Lender, at:

               Healthcare Realty Trust Incorporated
               3310 West End Street
               Suite 400
               Nashville, Tennessee  37203
               Attention:  Roger O. West, Esq.
               Telecopy Number: (615) 269-8122

          With a copy to:

               Waller Lansden Dortch & Davis
               Nashville City Center
               511 Union Street
               Suite 2100
               Nashville, Tennessee 37219-1760
               Attention: Theodore W. Lenz, Esq.
               Telecopy Number: (615) 244-6804

          If to the Guarantor, at:


          With a copy to:

               The Prime Group, Inc.
               77 W. Wacker Drive, Suite 3900
               Chicago, Illinois 60601
               Attention:  Robert J. Rudnik, Esq.
               Telecopy Number: (312) 917-1684

          With a copy to:

               Winston & Strawn
               35 W. Wacker Drive
               Chicago, Illinois 60601
               Attention: Wayne D. Boberg, Esq.
               Telecopy Number: (312) 558-5700

          3.5  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Guarantor nor the Lender may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Lender may at any time assign all (but not less than all) of its rights and obligations hereunder to a Specified Subsidiary, without the consent of the Guarantor.

          3.6  Non-Waiver.  The failure of the Lender to enforce any right or
               ----------
remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Lender, nor excuse the Guarantor from its obligations hereunder. Any waiver of any such right or remedy by the Lender must be in writing and signed by the Lender.

          3.7  Termination.  This Guaranty shall terminate and be of no further
               -----------
force or effect at such time as the Guaranteed Obligations shall be paid in full. Upon payment in full of the Guaranteed Obligations, the Lender shall deliver to the Guarantor such documents as the Guarantor may reasonably request to evidence termination of this Guaranty.

          3.8  GOVERNING LAW.  THE TERMS OF THIS GUARANTY SHALL BE GOVERNED BY,
               -------------
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (EXCLUSIVE OF ANY RULES AS TO CONFLICT OF LAWS).

          3.9  Counterparts.  This Guaranty may be executed in counterparts
               ------------
which shall individually and collectively constitute one agreement.

          3.10 Non-Recourse.  Anything contained herein, in the Note or in any
               ------------
other Basic Document to the contrary notwithstanding, no recourse shall be had for the Guaranteed Obligations against any shareholder, agent, director, officer or employee of the Guarantor. It is understood that the preceding sentence shall not (A) apply to the obligations of the Guarantor set forth in this Guaranty and (B) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional material misrepresentation, estop the Lender from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person or Persons committing such malfeasance.


                           [signature page follows]

          IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first written above.


                                    By: ____________________________
                                    Name:  _________________________
                                    Title: _________________________


Accepted and acknowledged by:

HEALTHCARE REALTY TRUST INCORPORATED



By: ___________________________
Name: _________________________
Title: ________________________